Exhibit 2.01

Payments by Government (USD in thousands)(a)

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2023 by government and type of payment:

Segment	Resource	Country	Agency	Taxes	Royalties	Fees	Other	Total payments
Phosphate	Phosphate	United States	U.S. Department of the Interior	—	7,683	203	—	7,886
	Phosphate	United States	Internal Revenue Service	195	—	—	—	195
	Phosphate	United States	Public Company Accounting Oversight Board	—	—	111	—	111
	Phosphate	United States	United States Treasury	805	—	—	—	805
	Phosphate	United States	U.S. Customs and Border Protection	1,070	—	—	—	1,070
	Phosphate	United States	United States Department of Commerce	—	—	153	—	153
	Phosphate	Peru	Superintendencia Nacional	141,721	—	24	—	141,745
	Phosphate	Peru	Organismo de Evaluacion y Fiscaliza	—	—	438	—	438
	Phosphate	Peru	Banco de la Nacion	686	—	—	—	686
	Phosphate	Peru	Organismo Supervisor de la Inversio	—	—	728	—	728
	Phosphate	Peru	Instituto Geologico Minero y Metalu	—	842	—	—	842
	Phosphate	Peru	Agencia de Promocion de la Inversion Privada	18,812	—	—	—	18,812

Segment	Resource	Country	Agency	Taxes	Royalties	Fees	Other	Total payments
Potash	Potash	Canada	Saskatchewan Water Corporation	—	—	3,875	—	3,875
	Potash	Canada	TransGas Limited	—	—	11,614	—	11,614
	Potash	Canada	Rural Municipality of Pense 160	2,123	—	27	—	2,150
	Potash	Canada	Rural Municipality of Spy Hill	5,172	—	9	—	5,181
	Potash	Canada	Langenburg Rural Municipality of 181	677	—	—	—	677
	Potash	Canada	Minister of Finance - Revenue Division (Saskatchewan)	74,903	—	—	—	74,903
	Potash	Canada	Receiver General of Canada	228	—	—	—	228
	Potash	Canada	Ministry of Energy and Resources (Saskatchewan)	343,591	48,772	2,134	—	394,497
	Potash	Canada	Water Security Agency (Saskatchewan)	—	—	566	—	566
	Potash	Canada	Canada Revenue Agency	350,473	—	—	—	350,473
	Potash	Canada	City of Regina	—	—	136	—	136
	Potash	Canada	Saskatchewan Workers Compensation Board	—	—	898	—	898
	Potash	Canada	SaskEnergy Incorporated	—	—	227	—	227
	Potash	Canada	Saskatchewan Power Corporation	—	—	45,135	—	45,135
	Potash	Canada	Ministry of Treasury Board and Finance (Alberta)	889	—	—	—	889
	Potash	Canada	Rural Municipality of Colonsay	1,927	—	—	—	1,927
	Potash	Canada	Revenue Quebec	992	—	—	—	992

Segment	Resource	Country	Agency	Taxes	Royalties	Fees	Other	Total payments
Mosaic Fertilizantes	Phosphate	Brazil	Agencia Brazileira de Meteorologia	—	—	22	—	22
	Phosphate	Brazil	Agencia Nacional de Energia Electrica	—	—	44	—	44
	Phosphate	Brazil	Agencia Nactional de Aguas	—	—	262	—	262
	Phosphate	Brazil	Agencia Nacional de Mineracao	—	10,312	5	—	10,318
	Phosphate	Brazil	Araxa-MG Prefeitura Municipal	233	—	—	—	233
	Phosphate	Brazil	Catalao Prefeitura	—	—	29	—	29
	Phosphate	Brazil	Cia de Saneamento Basico do Estado	—	—	35	—	35
	Phosphate	Brazil	Companhia de Desenvolvimento	—	9,303	—	—	9,303
	Phosphate	Brazil	Departamento de Aguas e Energia	—	—	60	—	60
	Phosphate	Brazil	Fundo de Fomento a Mineracao	—	1,050	—	—	1,050
	Phosphate	Brazil	Fundo Especial de D do I de P Ambie	—	1,272	—	—	1,272
	Phosphate	Brazil	Fundo Especial de Desp do Gabinete	—	195	—	—	195
	Phosphate	Brazil	Goias Secretaria da Fazenda	3	—	125	—	129
	Phosphate	Brazil	Instituto Mineiro de Gestao das Agua	—	—	66	—	66
	Phosphate	Brazil	Ministerio da Economia	2,186	—	—	—	2,186
	Phosphate	Brazil	Municipio de Tapira	—	—	120	—	121
	Phosphate	Brazil	Ouvidor Prefeitura	36	—	—	—	36
	Phosphate	Brazil	Prefeitura Municipal de Cajati	147	—	17	—	164
	Phosphate	Brazil	Sao Paulo Governo do Estado	165	—	—	—	165
	Phosphate	Brazil	Secretaria Fazenda de Minas Gerais	89	—	127	—	217
	Phosphate	Brazil	Secretaria de Estado de Fazenda	3	—	469	—	473
	Phosphate	Brazil	Secretaria Estado Meio Ambiente	—	—	41	—	41
	Potash	Brazil	Agencia Nacional de Mineracao	—	3,444	—	—	3,444
	Potash	Brazil	Ministerio da Economia	9,982	—	—	—	9,982
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(a)Payments made by our Mosaic Fertilizantes segment were made in BRL and converted to USD using the year-end average exchange rate

Payments by project (USD in thousands)(a)

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2023, by project and type of payment:

Segment	Resource	Country	Subnational Political Jurisdiction	Project	Method of Extraction	Taxes	Royalties	Fees	Other	Total payments
Phosphate	Phosphate	United States	Florida	Florida Phosphates	Surface	2,071	7,683	467	—	10,221
	Phosphate	Peru	Lima	Miski Mayo	Open pit	161,220	842	1,191	—	163,253
Potash	Potash	Canada	Saskatchewan	Colonsay Mine	Underground	80,074	4,826	1,583	—	86,483
	Potash	Canada	Saskatchewan	Mosaic Esterhazy Holdings ULC	Other	142,139	26,856	46,734	—	215,729
	Potash	Canada	Saskatchewan	Belle Plaine Mine	Underground	370,466	17,090	16,305	—	403,861
	Potash	Canada	Saskatchewan	Esterhazy Mine	Underground	188,288	—	—	—	188,288
Mosaic Fertilizantes	Phosphate	Brazil	Minas Gerais	Araxa	Open pit	260	9,500	67	—	9,827
	Phosphate	Brazil	São Paulo	Cajati	Open pit	325	3,151	120	—	3,596
	Phosphate	Brazil	Goiás	Catalao	Open pit	62	2,860	416	—	3,338
	Phosphate	Brazil	São Paulo	Corporate	Other	2,184	—	23	—	2,207
	Phosphate	Brazil	Minas Gerais	Patos de Minas	Open pit	—	23	2	—	25
	Phosphate	Brazil	Minas Gerais	Patrocinio	Open pit	2	2,738	255	—	2,995
	Phosphate	Brazil	Minas Gerais	Tapira	Open pit	28	3,859	492	—	4,379
	Phosphate	Brazil	Minas Gerais	Uberaba	Open pit	3	—	49	—	52
	Potash	Brazil	Sergipe	Cajati	Underground	9,982	3,444	—	—	13,426
Total payments						957,104	82,872	67,704	—	1,107,680
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(a)Payments made by our Mosaic Fertilizantes segment were made in BRL and converted to USD using the year-end average exchange rate